Sierra Monitor Corporation Announces Financial Results for the Third Quarter Ended September 30, 2013

Reports Record Third Quarter Sales of $4.9 Million, Up 22% Year-Over-Year; Achieves 242% Increase on Third Quarter Net Income of $521,500

MILPITAS, CA -- (Marketwired - October 29, 2013) - Sierra Monitor Corporation (OTCQB: SRMC), a company that designs, manufactures and sells electronic safety and environmental instrumentation, today announced financial results for the third quarter and nine-months ended September 30, 2013.

Financial Highlights

  Reported record third quarter sales of $4.9 million, an increase of 22% over the third quarter of 2012
  Achieved third quarter income from operations of $869,123, an increase of 242% over the previous year
  Posted third quarter 2013 net income of $521,499, a 242% increase over the third quarter of 2012
  Recorded nine month year-to-date sales of $14.1 million
  Earned year-to-date net income of approximately $1.2 million, an increase of 9% over the corresponding period in the previous year
  Increased GAAP earnings per share for the third quarter and nine months to $0.05 and $0.11, respectively and Non-GAAP earnings per share for the third quarter and nine months to $0.06 and $0.14, respectively
  Ended the third quarter of 2013 with a strong balance sheet, approximately $3.5 million of cash on hand and no bank debt
  Paid fourth consecutive quarterly dividend of $0.01 per share on August 15, 2013

Business Highlights

  Shipped an order valued at over $500,000 to the United States Navy to maintain on-board gas detection sensors for life safety systems.
  Delivered propane detection modules for installation on skid mounted systems used for measuring product volumes at ownership transfer points in North Dakota gas and oil fields.
  Began shipments of ProtoCessor modules that enable interface between fan controls and building automation systems to a new OEM customer manufacturing high volume, low speed commercial fans.
  Received an order for 100 gas and flame detectors to be used in very large, high horsepower engines that are converted from conventional diesel fuel to operate on a combination of natural gas and diesel fuel.
  Shipped FieldServer Gateway orders valued at over $100,000 to enable lighting control panels to interface with building automation systems.
  Supplied over $125,000 worth of gas detection equipment for an upgrade project for Kuwait Oil Company.

Third Quarter and First Nine Months of 2013 Financial Results
Net sales for the quarter ended September 30, 2013 were $4,932,632, an increase of 22.1% from $4,040,406 reported for the same period of 2012. For the nine months ended September 30, 2013, sales were $14,077,322 compared to $14,907,621 for the same period of 2012.

Sierra Monitor posted GAAP net income of $521,499 or $0.05 per share (basic and diluted), for the quarter ended September 30, 2013, compared to GAAP net income of $152,395 or $0.02 per share (basic and diluted), for the same period of 2012. Sierra Monitor posted GAAP net income of $1,155,294, or $0.11 per share (basic and diluted), for the nine months ended September 30, 2013, compared to GAAP net income of $1,060,326, or $0.11 per share basic and $0.10 per share diluted, for the same period of 2012.

Sierra Monitor posted non-GAAP net income of $589,333 or $0.06 per share (basic and diluted), for the quarter ended September 30, 2013 compared to non-GAAP net income of $274,322 or $0.03 per share (basic and diluted), for the same period of 2012. Sierra Monitor posted non-GAAP net income of $1,435,284, or $0.14 per share basic and diluted, for the nine months ended September 30, 2013, compared to non-GAAP net income of $1,403,890, or $0.14 per share (basic and diluted), for the same period of 2012.

"We are very pleased with Sierra Monitor's performance during the third quarter of 2013," said Gordon R. Arnold, president and chief executive officer. "Our team produced strong third quarter sales, achieved a gross margin of 61%, and posted a 242% increase in both income from operations and net income. Our nine-month year-to-date sales in 2012 included a single order valued at over $2.5 million. When adjusted for that single order, our nine month sales in 2013 are 13% higher than the prior year. With profitable operations, positive cash flow and a strong balance sheet we will continue to challenge ourselves toward further record levels of achievement."

Cash Position
Sierra Monitor had $3,505,184 in cash at September 30, 2013 with no bank borrowings. Trade receivables were $2,364,642 at September 30, 2013 while the company's Days Sales Outstanding was 42 days.

About Sierra Monitor Corporation
Sierra Monitor Corporation designs, manufactures and sells electronic safety and environmental instrumentation. The company's unique protocol translator product lines enable communication between disparate electronic systems overcoming protocol language barriers. By enabling communication between central building automation systems and many electronic subsystems, such as fire panels, chillers and air handlers, Sierra Monitor assists with the integration of energy saving building automation systems. The company's products improve the safety and comfort of workers while contributing to climate and natural resource protection. Sierra Monitor's intelligent hazardous gas detection systems can be found in a broad range of applications including US Navy ships, wastewater treatment facilities, refineries, offshore oil platforms, chemical plants, parking garages and underground telephone vaults providing 24/7 protection of personnel and facilities.

The Company's vision is to capitalize on the expanding worldwide demand for knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption. For more information visit: http://www.sierramonitor.com/

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                               For the three months    For the nine months
                                      ended                   ended
                                  September 30,           September 30,
                                 2013        2012        2013        2012
                             ----------- ----------- ----------- -----------
Net sales                    $ 4,932,632 $ 4,040,406 $14,077,322 $14,907,621
Cost of goods sold             1,915,356   1,700,007   5,756,167   6,703,287
                             ----------- ----------- ----------- -----------
    Gross profit               3,017,276   2,340,399   8,321,155   8,204,334
                             ----------- ----------- ----------- -----------
Operating expenses
  Research and development       548,153     523,310   1,626,808   1,641,118
  Selling and marketing        1,040,317   1,012,646   3,127,398   3,101,386
  General and administrative     559,683     550,572   1,650,795   1,694,828
                             ----------- ----------- ----------- -----------
                               2,148,153   2,086,528   6,405,001   6,437,332
                             ----------- ----------- ----------- -----------
    Income from operations       869,123     253,871   1,916,154   1,767,002
  Interest income                     42         119       2,898         208
                             ----------- ----------- ----------- -----------
    Income before income
     taxes                       869,165     253,990   1,919,052   1,767,210
Income tax provision             347,666     101,595     763,758     706,884
                             ----------- ----------- ----------- -----------
    Net income               $   521,499 $   152,395 $ 1,155,294 $ 1,060,326
                             =========== =========== =========== ===========
Net income available to
 common shareholders per
 common share
    Basic                    $      0.05 $      0.02 $      0.11 $      0.11
                             =========== =========== =========== ===========
    Diluted                  $      0.05 $      0.02 $      0.11 $      0.10
                             =========== =========== =========== ===========
Weighted average number of
 common shares used in per
 share computations:
    Basic                     10,104,311   9,905,761  10,093,200   9,902,705
                             =========== =========== =========== ===========
    Diluted                   10,199,785  10,118,790  10,208,472  10,148,227
                             =========== =========== =========== ===========

Table B

                         SIERRA MONITOR CORPORATION

                               Balance Sheets

                    Assets                      September 30,  December 31,
                                                    2013           2012
                                               -------------- --------------
                                                 (unaudited)
Current assets:
  Cash and cash equivalents                    $    3,505,184 $    2,306,258
  Trade receivables, less allowance for
   doubtful accounts of approximately $80,000
   in 2013 and 2012                                 2,364,642      1,913,185
  Inventories, net                                  2,730,633      2,994,804
  Prepaid expenses                                    233,070        280,363
  Income tax deposit                                  120,796        120,796
  Deferred income taxes                               335,730        335,730
                                               -------------- --------------
    Total current assets                            9,290,055      7,951,136

Property and equipment, net                           350,943        289,505
Other assets                                          265,373        135,393
                                               -------------- --------------
    Total assets                               $    9,906,371 $    8,376,034
                                               ============== ==============

     Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                             $      844,866 $      713,973
  Accrued compensation expenses                       454,244        259,546
  Other current liabilities                            75,878         89,989
  Income taxes payable                                236,358              -
                                               -------------- --------------
    Total current liabilities                       1,611,346      1,063,508

Deferred tax liability                                 59,419         59,419
                                               -------------- --------------
    Total liabilities                               1,670,765      1,122,927

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,104,311 and
   10,004,311 issued and outstanding in 2013
   and 2012 respectively                               10,104         10,004
  Additional paid-in capital                        3,002,131      2,871,898
  Retained earnings                                 5,223,371      4,371,205
                                               -------------- --------------
    Total shareholders' equity                      8,235,606      7,253,107
                                               -------------- --------------
    Total liabilities and shareholders' equity $    9,906,371 $    8,376,034
                                               ============== ==============

NON-GAAP FINANCIAL MEASURES

The accompanying news release dated October 29, 2013 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating expenses, non-GAAP profit from operations and related non-GAAP profit as a percentage of revenue, non-GAAP net profit and basic and diluted non-GAAP net profit per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts that is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes. There are no deferred income taxes reported in the current reporting periods.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                             For the three months      For the nine months
                                     ended                    ended
                                 September 30,            September 30,
                               2013         2012        2013         2012
                           -----------  ----------- -----------  -----------

GAAP Net Income            $   521,499  $   152,395 $ 1,155,294  $ 1,060,326
Adjustments:
  Depreciation and
   amortization                 65,618       76,746     189,071      222,032
  Provision for bad debt
   expense                      (3,636)       9,084      (3,479)      15,434
  Provision for inventory
   losses                      (16,123)      11,602      27,065       34,958
  Stock based compensation
   expense                      21,975       27,495      67,333       71,140
                           -----------  ----------- -----------  -----------
Total adjustments to GAAP
 net income                     67,834      121,927     279,990      343,564
                           -----------  ----------- -----------  -----------
Non-GAAP Net Income        $   589,333  $   274,322 $ 1,435,284  $ 1,403,890
                           ===========  =========== ===========  ===========

Non GAAP Net Income Per
 Share:
  Basic                    $      0.06  $      0.03 $      0.14  $      0.14
                           ===========  =========== ===========  ===========
  Diluted                  $      0.06  $      0.03 $      0.14  $      0.14
                           ===========  =========== ===========  ===========
Weighted-average number of
 shares used in per share
 computations:
  Basic                     10,104,311    9,905,761  10,093,200    9,902,705
                           ===========  =========== ===========  ===========
  Diluted                   10,199,785   10,118,790  10,208,472   10,148,227
                           ===========  =========== ===========  ===========

Sierra Monitor Investor Relations Contact:

Steve Polcyn
408-262-6611 ext. 134
spolcyn@sierramonitor.com